Exhibit 23.3

Data & Consulting Services

Division of Schlumberger Technology Corporation

Two Robinson Plaza, Suite 200
Pittsburgh, PA 15205
Tel: 412-787-5403
Fax: 412-787-2906

CONSENT OF DATA & CONSULTING SERVICES

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

We, as independent petroleum engineers, hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve reports relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL Energy Inc. as of 31 December 2008, 2007 and 2006.

We further wish to advise that we are not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Data & Consulting Services Division of Schlumberger Technology Corporation nor any of its employees had, or now has, a substantial interest in CONSOL Energy Inc. or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer or employee.

Data & Consulting Services
Division of Schlumberger Technology Corporation

By:	/s/ Charles M. Boyer II, PG
Charles M. Boyer II, PG
Consulting Services Manager - NE Basin
Advisor - Unconventional Reservoirs

27 September 2011